UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
(Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934)
Date of Report (Date of earliest event reported): April 22, 2008
PHOENIX TECHNOLOGIES LTD.
(Exact name of registrant as specified in charter)

Delaware	0-17111	04-2685985

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

915 Murphy Ranch Road, Milpitas, California	95035

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(408) 570-1000

Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 2.02	Results of Operations and Financial Condition
On April 22, 2008, Phoenix Technologies Ltd. (the “Company”) issued a press release announcing its financial results for the quarter ended March 31, 2008. A copy of the press release is furnished as Exhibit 99.1 to this report.
The press release contains non-GAAP calculations of net income (loss) and net income (loss) per share that exclude equity-based compensation, restructuring cost and amortization of purchase technology. The Company’s management believes these non-GAAP financial measures provide meaningful supplemental information to investors, as well as management, that is indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. The Company uses these non-GAAP measures when evaluating its financial results as well as for internal planning and budgeting purposes. Equity-based compensation and restructuring costs are excluded from non-GAAP financial results since they may not be considered directly related to our on-going business operations. Amortization of purchased technology is excluded from non-GAAP financial results since it generally cannot be changed by management after an acquisition of technology has occurred. These non-GAAP measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than non-GAAP measures used by other companies. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within the attached press release with their most directly comparable GAAP financial results.

ITEM 9.01	Financial Statements and Exhibits
(d)   Exhibits.

99.1	Phoenix Technologies Ltd. Press Release dated April 22, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 22, 2008	Phoenix Technologies Ltd.
/s/ Timothy C. Chu
Timothy C. Chu
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Phoenix Technologies Ltd. Press Release dated April 22, 2008.